PK Ramachandran

Ram Associates

CERTIFIED PUBLIC ACCOUNTANT

3240 E. State Street Ext., Hamilton, NJ 08619, USA

609-631-9552

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

July 11, 2017

TO THE BOARD OF DIRECTORS

ARC287BC Corporation

We consent to the use in this Offering Statement on Form 1-A of ARC287BC Corporation of our report dated July 11, 2017, relating to our audits of the financial statements, which is part of this Offering Statement, and to the reference to our firm under the captions "Experts" and "Selection Financial and Other Data" in such Offering Statement.

Signature

/s/ PK Ramachandran

PK Ramachandran

July 11, 2017